Exhibit 10.1
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AGREEMENT

协议

Dated November 11, 2020 ("Effective Date")

日期：2020年 11 月11  日（下称“生效日期”）

Made by and between:

契约方：

Party A:	Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP), acting by its general partner Guangzhou Elim Biotech Industrial Venture Capital Management Company (“GIBF”),

甲方：	广州中以生物产业投资基金合伙企业（有限合伙），执行事务合伙人为广州以琳生物产业创业投资管理有限公司（“中以基金” 或“甲方”），

whose legal address is at: 6/F No.3 of Luoxuan Si Road, International Bio-island, Huangpu District, Guangzhou

                注册地址：广州市黄埔区国 际生物岛螺旋四路3号第六层           Authorized Representative: Yehoshua Jacob Gleitman, of Israeli nationality, with Israeli passport # 39009716,

                委派代表：Yehoshua Jacob Gleitman，以色列国籍，以色列护照号39009716，

e-mail address:  shuki@gibf-bio.com

电子邮件地址：shuki@gibf-bio.com)

Party B:	InMode Ltd. (previously named Invasix Ltd.), Registered nu# 51-407361-8, whose legal address is at: Tavor Building, Sha’arYokneam, P.O. Box 533, Yokneam 20692, Israel.

乙方：	InMode Ltd.（公司曾用名为Invasix Ltd.），注册编号：51-407361-8，注册地址：Tavor Building, Sha’arYokneam, P.O. Box 533, Yokneam 20692, Israel.

Legal Representative: Mr. Moshe Mizrahy, of Israeli nationality, with Israeli passport #39008840

法定代表人：Moshe Mizrahy先生，以色列国籍，以色列护照号：39008840

e-mail address: Moshe.Mizrahy@inmodemd.com

电子邮件地址：Moshe.Mizrahy@inmodemd.com

(“InMode”)

（”InMode”或“乙方”）

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Party C:	Guangzhou InMode Medical Technology Ltd.

丙方：	广州盈美特医疗科技有限公 司

Guangzhou InMode Medical Technology Ltd., whose legal address is at: Unit 103-1 1/F, No.6 Luoxuan 3rd., Bio-Island, Guangzhou, and its Legal Representative: Moshe Mizrahy, of Israeli nationality, with passport # 39008840

广州盈美特 医疗科技有限公司，注册地址：广州国际生物岛螺旋三路6号首层103-1 单元，其法定代表人： Moshe Mizrahy，以色列国籍，护照号： 39008840

e-mail address:  Moshe.Mizrahy@inmodemd.com

电子邮件地址： Moshe.Mizrahy@inmodemd.com

("Company").

（“公司”或“丙方”）。

Each of GIBF and InMode shall be referred to hereinafter, as a "Party" and together, the "Parties").

（中以基金和InMode以下单独称为“一方”， 统称为“双方”）。

WHEREAS,
The Parties and the Company executed a contract for the Establishment of Guangzhou InMode Medical Technology Ltd., dated September 23, 2016 ("JV Agreement") and has been operating the Company since January 11, 2017; and

鉴于，双方和丙方于2016年9月23日订立了《广州盈美特医疗科技有限公司成立合同》（下称“合资协议”），且丙方已于2017年1月11日起投入运营；且

WHEREAS,
subject to the consideration, terms and conditions set out in this Agreement, GIBF wishes to sell to InMode and InMode wishes to purchase from GIBF all of GIBF's outstanding equities in the Company and all of its rights pursuant to the JV Agreement;

鉴于，依本协议所述对价、条款和条件，甲方希望向乙方转让、乙方希望向甲方受让甲方在丙方的所有股权以及根据合资协议享有的所有权利；

Now, Therefore, the Parties and the Company agree as follows:
为此，双方与公司现约定如下：

1.	Swap
换股

1.1.
Subject to the terms, conditions and representations set out in this Agreement, at the Closing (as such term is defined below), GIBF shall irrevocably sell, transfer, assign, convey and deliver to InMode, and InMode shall purchase (in consideration of the Ordinary Shares, as defined below) from GIBF all of GIBF's Shares in the Company and any additional right to securities, if any ("GIBF Shares"), free and clear of any and all encumbrances, liens, pledges, security interests and third parties' rights.在本协议所述条款、条件与声明的规限下，在交割 （定义见下文）时，甲方须不可撤销地出售、转移、转让、让与并交付给乙方，而乙方则须以其发行的普通股（定义见下文）向甲方购买甲方在丙方的所有股权及任何其他证券权利（如有）（下称“甲方股权”），且无附带任何产权 负担、留置权、质押物、担保 权益和第三方权利。

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1.2.
As full and final consideration for the performance by the Company and GIBF of their obligations pursuant to this Agreement, including the sale, transfer and assignment of GIBF's Shares in the Company to InMode, InMode will pay GIBF at the Closing a purchase consideration of US $2,700,000 (the "Purchase Consideration") to be paid by issuance of 62,457 Ordinary Shares of InMode (the "Ordinary Shares"), representing a fixed price per share reflecting the closing price for InMode's ordinary shares quoted on NASDAQ on November 10, 2020, to be delivered to GIBF at the Closing ("Effective Date Price"). Upon receipt of irrevocable instructions by GIBF, the Ordinary Shares may be issued to GIBF's designated and fully owned subsidiary ("GIBF Sub").

作为丙方和甲方根据本协议履行其各自义务（包括将甲方在丙方的股份出售、转移并转让给乙方）之充分及最终对价，乙方须于交割时，依照拟于交割时交付予甲方之乙方普通股在2020年11月10日于 纳斯达克市场的交割价作为每股固定价格，向甲方支付发行【          】股乙方普通股（下称“普通股”）的共计270万美元购买对价（下称“购买对价”）。接获甲方不可撤销的指示后，上述普通股亦可向甲方指定的全资子公司（下称“甲方子公司”）发行。

1.3.
The Ordinary Shares issued by InMode to GIBF and/or transferred from InMode's treasury Stock (Dormant Shares) shall not be registered for trade and their resale by GIBF shall be subject to available exemptions of GIBF. The costs associated in order to hold the Ordinary Shares and resale them shall be borne by GIBF. In order to issue the Ordinary Shares, GIBF shall provide the needed documents, opinions and information.

乙方向甲方发行的普通股，及/或从乙方库存股票（休眠股）中 转出的普通股，均不得登记入市交易，甲方在转售该普通股时须先取得相关豁免。持有及转售该普通股的相关费用由甲方承担。为顺利发行该普通股，甲方须提供所需的有关文件、意见和资料。

2.	Termination
终止

2.1.
At the Closing, (i) the JV Agreement including all schedules and exhibits related thereto (specifically excluding the License Agreement attached as Exhibit 19.1.11 to the JV Agreement) which shall continue to bind solely InMode and the Company), shall automatically and irrevocably terminate, and shall have no further force and effect; and (ii) any and all agreements between GIBF and the Company, shall automatically terminate as of the Closing.

在交割时，（i）合资协议及其所有附表及附件（合资协议附件19.1.11所附《许可协议》明确排除在外，该《许可协议》继续仅对乙方和丙方具有约束力）应自动且不可撤销地终止，且不再具有效力；且（ii）甲方与丙方所订立之所有协议，于 交割时即告终止。

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2.2.
Each Party hereby irrevocably and unconditionally forever discharges, waives and releases, effective as of the Closing, any and all rights, claims and causes of action assertible against the Company and against the other Party, including its directors, in respect of the establishment of the Company, including, without limitation: (i) the performance and termination of the JV Agreement and any other terminated agreement pursuant to this Agreement; and (ii) any acts and omissions of the other Party or the Company occurring prior to the Closing related to the operation of the Company.

自交割之日起，双方特此不可撤销且无条件地永久免除、放弃和解除可就丙方的设立事宜，针对丙方和另一方（及其董事）主张的所有权利、申索和诉由，包括但不限于：（i）合资协议的履行和终止，以及根据本协议终止的任何其他协议；及（ii）另一方或丙方在交割前发生的与丙方经营有关的任何作为或不作为。

2.3.	At the Closing, all the GIBF appointed officers, directors and signatories of the Company, including without limitation, the individuals listed in Annex 2.3 hereto, shall resign.
在交割时，所有由甲方提名的丙方高级职员、董事及签署人，包括但不限于本协议附件2.3所列人员，均须辞职。

2.4.	The Non-Compete undertakings signed by Mr. Moshe Mizrahy and InMode towards the Company shall terminate at the Closing.
Moshe Mizrahy先生和乙方对丙方签署的竞业禁止 承诺书将于交割时终止。

3.	Services
服务

3.1.
GIBF agrees to provide InMode with reasonable and necessary administrative assistance related to the Company in Guangzhou, pre-and-post Closing, in order to seamlessly make the transfer of the Company into an operable WOFE ("Services"). These Services will include assistance with the Company's bank, local and state authorities, leased premises, replacing Company's signatories and representatives of the Company which are currently representatives of GIBF. The Services will be limited to 6 months post-Closing.

甲方同意于交割前后在广州向乙方提供有关丙方的必要合理协助，确保使丙方无缝转变为可正常运作的外商独资企业（下称“服务”）。这些服务包括：协助丙方处理银行事务、与地方和国 家当局对接、租赁场地、撤换丙方内目前属甲方代表人身份的丙方签署人及代表。以上服务须在交割后6个月内完成。

3.2.
For these Services, and subject to the approval of InMode's Compensation Committee and Board of Directors, InMode will grant to GIBF options to purchase ordinary shares of InMode in accordance with the following terms, and additional customary provisions as shall be further included in an Option Award Agreement to be executed between InMode and GIBF (the "Options"):

对于以上服务，经薪酬委员会和董事会批准后，乙方应根据以下条款，以及在双方间所签署《期权授予协议》中应进一步规范的其他惯例条款，授予甲方购买乙方普通股票的期权（下称“期权”）：

3.2.1.	The Options shall be granted at the Closing and subject thereto, under and pursuant to the provisions of InMode's 2018 Incentive Plan.
该期权应在且仅在交割时根据乙方的《2018年激励计划》之规 定进行授予。

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3.2.2.	No. of Options: 6,500
期权数目：6,500
3.2.3.	Exercise Price: Effective Date Price.
行权价：生效日期价格
3.2.4.	Vesting: quarterly, over 4 calendar quarters, as follows: 1,625 options to vest on each of March 31, 2021; June 30, 2021; September 30, 2021 and December 31, 2021.
授予：每季度一次，4个日历季度以上。具体如下：分别在2021年3月31日、2021年6月30日、2021年9月30日、2021年12月31日 每次授予1625股期权。
3.2.5.	It is clarified that if the Closing does not occur, the Options shall not be due even if certain pre-Closing Services were provided.
经澄清，如果未发生交割，即使提供了某些交割前服务，上述期权亦不得生效。
3.2.6.	Exercise Period: 7 years, irrespective of termination of Services.
行权期：7年，无论上述服务是否终止。
3.2.7.	GIBF may irrevocably instruct InMode, to grant the Options and/or issue the Option Shares upon exercise ("Option Shares") to GIBF Sub.
甲方可下达不可撤销的指示，要求乙方在行权时将期权授予甲方子公司，且/或 将期权股（下称“期权股”）发行给甲方子公司。

4.	Pre Closing Period - Filings and Consents
交割前期间——备案与同意
As promptly as practicable after the execution of this Agreement (the "Pre-Closing Period"), each Party to this Agreement and the Company shall (a) make all needed filings and give all notices required to be made and given by such Party in connection with the transactions contemplated by this Agreement, and (b) use all commercially reasonable efforts to obtain all consents, permits and licenses required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such Party in connection with the transactions contemplated by this Agreement.
在本协议签署后（下称“交割前期间”），本协议双方及丙方应在合理可行的情况下，尽快（a）就本协议所述交易提交所有需要提交的文件，并发出所有需要该方发出的通知，且（b）尽一切商业上合理的努力，获取该方就本协议所述交易需要获得的所有同意、许可和执照（依照任何适用法律要求或合同 或其他规定执行)。
Each Party to this Agreement shall (upon request) promptly deliver to the other Party a copy of each such filing made, each such notice given and each such consent obtained by such Party during the Pre-Closing Period.
本协议双方应当（应要求）及时向其他方提供该方在交割前期间内所提交、发出并获取的所有上述文件、通知及同意的副本。
Each of the parties hereto shall perform such further acts and execute such additional documents as may be reasonably required to effectuate the transactions contemplated hereby.
本协议双方应履行和签署为实现本协议所述交易而合理需要履行并签署的其他行动和文件。

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5.	Closing
交割
The Closing shall take place remotely by exchange of executed instruments within 3 business days after all the Closing Conditions set out below have been fulfilled to the satisfaction of the Parties which shall not be later than January 31, 2021, unless agreed otherwise by the Parties ("Closing"), all or part of which may be waived by InMode (except for such under Section 5.2.5, Section 5.2.6, Section 5.3 and such other Closing Conditions which are under the responsibility of InMode, any of which may only be waived by GIBF). For avoidance of doubt, each party has no obligation to complete the Closing before all below Closing Conditions have been duly satisfied or waived; in the event that Closing has not occurred by January 31, 2021, each party of this Agreement is entitled to terminate this Agreement by sending written notice to the other parties and shall be free from any liability for any damages or compensations.
在下列所有交割条件均已满足并令各方满意后的3个工作日内 （不迟于2021年1月31日），应通过交换已签署文书进行远程交割，除非各方另有约定（下称“交割”），乙方可全部或部分放弃（但第5.2.5、第5.2.6、第5.3条下的交割条件以及其他乙方负责的交割条件除外，该等条件 仅能由甲方放弃）。为免疑问，在下述交割条件全部获得满足或被适当豁免之前，双方均无义务进行交割；且若交割在2021年1月31日前（含该日）仍未发生，本协议任一方有权单方书面通知其他签署方后终止本 协议而无需就此承担任何赔偿责任。

The "Closing Conditions" are:
“交割条件”为：

5.1.	Status Change of the Company:
丙方状态变更：
Signed copies or official copies of all application documents for any approvals required under Chinese Law, for the change of status of the Company from an Equity Joint Venture Company to a Chinese foreign wholly owned enterprise ("WFOE"), which shall include the following, have been obtained (and scanned copies have been delivered to InMode):
依照中国法律，丙方由合营丙方变更为中国外商独资企业（下称“外商独资企业”）所需一切批准的申请文件的签署本或正式版本已悉数取得（且扫描版本已交付给乙方）,其中包括：

5.1.1.
a new form of Amended and Restated Articles of Association reflecting the transformation of the Company from an Equity Joint Venture Company to a WFOE has been executed, and such new form of Amended and Restated Articles of Association has gone through a preliminary reviewed by the authority, attached herein as Schedule 5.1.1.

反映丙方由合营丙方转变为外商独资企业的新版《经修订和重述的公司章程》已经签署且经审批机关预审。

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5.2.	Corporate related documents to be delivered upon Closing have been obtained (and scanned copies have been delivered to both GIBF and InMode by the obtaining party):
应于交割时交付的相关文件已取得（且扫描版本已由取得方向双方交付）：
5.2.1.
Resignation from the Company of all GIBF appointed directors, supervisors and officers including the financial manager, which shall come into effect upon Closing, in the form attached hereto as Schedule 5.2.1;

于交割日起生效的甲方向丙方委派的全体董事、监事和高级职员（包括财务经理）从丙方辞职的辞职信，格式如本协议附表5.2.1所示；
5.2.2.	Appointment of replacing directors, supervisors and officers including financial manager as is required in order to comply with applicable laws, in the form attached hereto as Schedule 5.2.2.
为使丙方满足适用法律的要求，任命接替董事、监事和高级职员（包括财务经理）的相关文件，格式如本协议附表5.2.2所.
5.2.3.
Board resolutions of the Company approving the transactions contemplated by this Agreement and adopting any additional resolutions needed in order to give full effect to the transaction set out herein, in the form attached hereto as Schedule 5.2.3.

丙方批准本协议所述交易之董事会决议，以及通过为使本协议所述交易充分生效所需之任何其他决议，格式如本协议附表5.2.3所示。
5.2.4.	Shareholders meeting resolutions of the Company adopting the needed resolutions in order to give full effect to the transaction set out herein, and in the form attached hereto as Schedule 5.2.4.
通过为充分实施本协议所述交易所需决议的股东会决议，格式如本协议附表5.2.4所示。
5.2.5.
Compensation Committee and Board resolution of InMode approving the transactions contemplated by this Agreement including the issuance of the Ordinary Shares (or the transfer from treasury stock) and the grant of the Options have been adopted, in the form attached hereto as Schedule 5.2.5.

乙方的薪酬委员会和董事会批准本协议所述交易（包括发行普通股（或从库存股中转出）及授予期权）的决议均获通过，格式如本协议附表5.2.5所示。
5.2.6.	Investment Committee resolutions of GIBF approving the transactions contemplated by this Agreement have been obtained, in the form attached hereto as Schedule 5.2.6.
甲方投资委员会批准本协议所述交易的决议已经取得，格式如本协议附表5.2.6所示。
5.2.7.	Irrevocable instructions by GIBF instructing InMode to issue the Ordinary Shares / Option Shares to GIBF Sub, in the form attached hereto as Schedule 5.2.7;
甲方指示乙方将普通股/期权股发行给甲方子公司的不可撤销的 指示，格式如本协议附表5.2.7所示；

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5.2.8.	Corporate documents and information of GIBF/ GIBF Sub required by InMode (attached hereto as Schedule 5.2.8) for the Issuance of the Ordinary Shares and the Option Shares with its transfer agent.
乙方要求甲方/甲方子公司提供的，经其转让代理人发行普通股 和期权股所需的公司文件和信息，内容如本协议附表5.2.8所 示。
5.2.9.	Confirmation by GIBF Sub to be bound by the terms of this Agreement as the recipient of the Ordinary Shares and/or the Options and/or the Option Shares, in the form attached hereto as Schedule 5.2.9.
甲方子公司确认作为普通股和/或期权和/或期权股的接受者受本协议条款约束的确认函，格式如本协议附表5.2.9所示。
5.2.10.	Electronic share certificate which reflects GIBF / GIBF Sub has been duly issued to GIBF/GIBF Sub;
反映甲方/甲方子公司取得本协议第1.2条所述普通股的电子股份证书已妥为出具；
5.2.11.	Option Agreement to be signed by GIBF/ GIBF Sub in the form customary to InMode which shall reflect the terms set out in Section 3 above, in the form attached hereto as Schedule 5.2.11.
拟由甲方/甲方子公司以反映上述第3条所列条款的惯常形式签署的《期权协议》，格式如本协议附表5.2.11所示。

5.3.	ODI Approvals
境外投资核准文件

5.3.1.
On or prior to the Closing of this Agreement, GIBF and/or GIBF Sub have obtained all necessary approvals, registrations and filings regarding outbound investment at all relevant PRC authorities (including but not limited to branches of Ministry of Commerce, National Development and Reform Commission) for holding Ordinary Shares and related investments contemplated under this Agreement.

甲方和/或甲方子公司就其持有普通股及本协议项下相关境外投资行为在所有相关的中国境内主管机关（包括但不限于商务部和发改委的地方分支机构）取得了所有必需的审批、登记、备案手续。

5.4.	Representations, Warranties and Covenants
声明、保证与承诺

5.4.1.	The representations and warranties made by each Party and the Company in this Agreement, shall have been true and correct when made, and shall be true and correct as of the Closing.
甲乙双方任一方及公司在本协议中所作的声明与保证，在作出时及交割时均属真实无误。

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5.4.2.
All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by InMode prior to or at the Closing shall have been performed or complied with by InMode prior to or at the Closing.

本协议中包含的乙方在交割前或交割时应履行或遵守的所有承诺、协议和条件，应在交割前或交割时已履行或遵守。

5.5.	Bank Related documents:
银行相关文件：
5.5.1.	the documents listed in Annex 5.5.1, as required by the Bank;
银行要求提供的相关文件，本协议附件5.5.1所列;

5.6.	Books and records:
账簿与记录：
5.6.1.	Transfer to InMode of all the Company's Books and Records (in physical and electronic form) including access to all of the Company's computerized systems.
将丙方所有的账簿和记录（实物和电子形式）移交给乙方，包括丙方所有的计算机系统。

6.	Representation and Warranties by the Parties and the Company
       诸缔约方和丙方的声明与保证

Each of the Parties and the Company covenants, represents and warrants that, as of the date hereof and as of the Closing:
 截至本协议签署之日和交割日，甲乙双方和丙方承诺、声明并保证：

6.1.
It has full power and authority to execute and deliver this Agreement and any other agreement contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated on its part. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement, enforceable against it in accordance with its terms;

其具有充分的权力和授权签署并交付本协议以及依据本协议预期的其它协议，履行其在本协议项下的义务并完成预期的交易。本协议已由其适当签署并交付，构成了合法、有效并具有约束力的协议，可以 依据其条款对其强制执行；

6.2.
The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it, or any agreement to which it is a party or any undertaking it undertook towards any third party;

其签署并交付本协议、履行本协议及其它协议项下的义务以及完成依据本协议和其它协议预期的交易等均不会违反适用于其的法律、法规、规章、命令、令 状、判决、禁令、法令、裁定或裁决，或者其与缔约方签订的任何协议或者其对任何第三方做出的承诺；

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6.3.
Compliance with the terms of this Agreement does not require, except as referred to in this Agreement, the consent (or agreement) of any person who is not a party hereto, including any governmental or judicial authority.

除本协议所提到的认可（或同意）之外，遵守本协议条款不需要取得除本协议缔约方之外的任何人士（包括任何政府或司法机关）的认可（或同意）。

7.	Representations and Warranties by InMode
   乙方的声明和保证

InMode covenants, warrants and represents, as of the date hereof and as of the Closing, that:
乙方于本协议签订之日及交割完成之日承诺、保证和声明如下：

7.1.
Organization. InMode is a Public corporation duly organized, validly existing and in good standing under the laws of Israel having its shares traded in NASDAQ, with corporate power to carry on its business as now being conducted.

组织。乙方是一家根据以色列法律正式组织、有效存续且信誉良好的上市公 司，其股票已在纳斯达克上市交易，并具备开展当前业务的公司权力。

7.2.
SEC Filings; Financial Statements. InMode has filed all required forms, reports and documents with the US Securities Exchange Commission and in compliance with NASDAQ rules since its IPO in August 2019, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed.

SEC备案文件；财务报表。自2019年8月的IPO以来，乙方已按美国证券交易委员会的要求，以及纳斯达克的规定提交了所有相关表格、报告和文件，且各项表格、报告和文件在所有重大方面均符合《证券法》、《交易法》及其颁布的规章制度的所有适用要求，并在各项表格、报告和文件提交之日 已属有效。

7.3.
Valid Issuance. The Ordinary Shares to be issued by InMode to GIBF and/or transferred from InMode's treasury Stock (Dormant Shares) in the transactions contemplated by this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable, not subject to pre-emptive rights, and free and clear of all debts, liens, encumbrances, taxes, charges, claims and any rights of third parties. Except the GIBF Shares as referred to in this Agreement, no further consideration shall be paid by GIBF to subscribe and hold the Ordinary Shares issued by InMode, before and after the execution of this Agreement.

有效发行。 在本协议所述交易中乙方拟向甲方发行及/或从乙方库存股票（休眠股）中转出之普通股，在按照本协议规定发行时，即属有效发行、全额付讫且不加缴，不受优先认购权的约束，无任何债务、留置权、产权负担、税费、费用、申索和任何第三方权利。除本协议所述的甲方股权外，甲方在本协议签署前和签署后，均无需支付其他对价以认购或持有乙方发行的普通股。

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8.	Representations and Warranties by GIBF
甲方的声明与保证
GIBF covenants, warrants and represents, as of the date hereof and as of the Closing, that:
甲方于本协议签订之日及交割完成之日承诺、保证和声明如下：

8.1.
The GIBF Shares constitute the whole of the allotted and issued share capital of the Company owned by GIBF and are fully paid or credited as fully paid. There are no outstanding warrants, options or other commitments that are convertible into shares or any other type of securities of the Company, except for the shares held by InMode.

甲方股权构成了由甲方在丙方拥有，且已全额付讫或视同全额付讫的全部已配发和发行的股份。除乙方所持股份外，丙方并无可转换为股份或任何其他类型证券的任何发行在外的认股权证、期权或其他承诺。

8.2.
GIBF is the sole legal and beneficial owner of the GIBF Shares and is entitled to transfer the legal and beneficial title to the GIBF Shares to InMode free from any and all encumbrances, liens, charges, pledges and third party rights without the consent of any other person, except as set out under the Closing Conditions.

甲方为甲方股权之唯一合法及实益拥有人，并有权将甲方股权之合法及实益所有权转让给乙方，而不受任何产权负担、留置权、押记、质押及第三方权利之约束，亦无须任何其他人的同意，但本协议交割条件提及的除外。

8.3.	There are no outstanding loans or amounts due to GIBF from the Company or from InMode.
丙方或乙方无欠甲方的任何贷款或款项。

8.4.	GIBF is not actually aware of any breaches or deficiencies by the Company towards authorities and third parties.
据甲方所知，丙方并无对当局及第三方的任何违约或缺陷行为。

8.5.	No person has any right to require, at any time, the transfer, creation, issue or allotment of any share, loan capital or other securities of the Company.
任何人均无权在任何时候要求转让、创立、发行或配发丙方的任何股份、借入资本或其他证券。

8.6.
The only information provided by InMode to GIBF with respect to InMode and the Ordinary Shares, is the information publicly available on the EDGAR site: https://www.sec.gov/edgar/search/#/q=Inmode&dateRange=all&startdt=1995-06-01&enddt=2020-04-21

乙方向甲方提供的有关乙方和普通股的信息，仅限EDGAR网站：https://www.sec.gov/edgar/search/#/q=Inmode&dateRange=all&startdt=1995-06-01&enddt=2020-04-21 上的已公开信息
And GIBF does not rely on any other information concerning InMode and/or the Ordinary Shares except those set out in InMode's public fillings. InMode made no representations nor warranties with respect to the Ordinary Shares, except as set out in this Agreement.
除乙方的公开信息外，甲方并不依赖于有关乙方和/或普通股的 任何信息。除本协议所述声明及保证以外，乙方未就普通股作出任何其他声明或保证.

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9.	Confidentiality
保密规定

The provisions of Section 41 of the JV Agreement shall survive the termination of the JV Agreement and shall continue to bind the Parties and the Company without time limit, except that a Party shall no longer have the right to use the confidential information of the Company (or of InMode) for any reason, and InMode and the Company shall no longer have the right to use the confidential information of GIBF.
合资协议第41条规定在合资协议终止后仍然有效，并继续无限 期对双方及丙方具有约束力，但一方不再有权以任何理由使用丙方（或乙方）的机密信息，且乙方和丙方亦不再有权使用甲方的机密信息。

10.	Costs

费用

Each party of this Agreement shall be responsible for its respective costs incurred in connection with the preparation, negotiation and execution of this Agreement and the transaction documents contemplated hereunder as well as all relevant matters up to (and including) the Closing. Save as otherwise agreed, each party of this Agreement shall be responsible for its own obligations to pay for all stamp or other issuance or transfer taxes or duties and capital gains, income tax and other taxes on net profit arising from the execution, delivery and performance of relevant transaction documents.本协议的各方应各自承担与准备、协商谈判和签署本协议及本协议项下交易文件及所有有关事项的直至（并包括）交割的有关费用。除另有约定外，任何一方应当各自承担己方应支付的所有印花、股份发行或转让税项、资本收入税、所得税及任何其他因签署、交付并履行相关交易文件而产生的净利润方面的其他税项。

11.	Miscellaneous
 其他

11.1.
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

 进一步保证。本协议双方应履行并签署为执行 本协议的规定及其所反映的双方意图并使之充分生效而合理必要的任何其他行动和文件。

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11.2.
Public Announcement. GIBF confirms and acknowledges that being a public Company subject to the reporting requirements of the US Securities Exchange Commission and the NASDAQ rules, InMode will be required to file, upon the Effective Date or immediately following the Effective Date, a public announcement with the Securities and Exchange Commission publicly announcing the transactions contemplated under this Agreement, accompanied by a copy of this Agreement.

 公告。甲方知悉并确认其作为一家上市公司受限于美国证券交易委员会的披露要求及纳斯达克上市规则。乙方于生效日期当天或紧随生效日期后将需就本协议项下所涉交易内容向证券交易委员会提交一份公告及本协议的副本。

11.3.
Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Republic of China, without regard to its principles concerning conflicts of laws. All disputes, questions or differences whatsoever which shall at any time hereafter arise between the Parties hereto (including the Company) or their respective representatives or any of them, and which the Parties are unable to settle amicably between them, concerning or relating to this Agreement or the validity, construction, meaning, operation or effect thereof, or any clause herein contained, or as to the rights, duties or liabilities of the Parties hereto under or by virtue of this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules. Arbitration proceedings shall take place in Israel and be conducted in the English language. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be. As between the Parties, unless otherwise provided by the applicable laws, the English version of this Agreement and any other transaction document will prevail.

 适用法律与司法管辖权。本协议应受中国法律的管辖 并据其进行解释，不考虑其有关法律冲突原则。本协议双方（包括丙方）或其各自代表或任何一方今后在任何时候产生的有关或关乎本协议或其有效性、解释、含义、运作或效力，或本协议所含条款或本协议双方在本协议项下或依据本协议的权利、职责或责任的所有争议、疑问或分歧，凡属双方无法友好解决的，均由一（1）名仲裁员根据《国际商会仲裁规则》最终解 决。仲裁程序应在以色列以英语进行。对于该仲裁员作出的任何裁决，可在任何具有管辖权的法院作出判决，也可以向该法院申请对该裁决和执行命令（视情况而定）进行司法采纳。在双方之间，本协议和任何其他同时以英文和中文起草的交易文件均以英语版本为准，但适用法律另有规定的除外。

11.4.
Entire Agreement;  Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties (including the Company) with regard to the subject matters hereof and thereof and supersedes any prior oral or written agreement concerning the subject matters hereof (including the relevant sections of the JV Agreement).

 完整协议以及修订与弃权。本协议构成双方 （包括丙方）间就本协议主题的充分及完整的谅解和约定，并取代关于本协议及其他协议主题的一切事先口头或书面协议（包括合资协议的相关内容）。

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11.5.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

 副本。本协议可签署任意数量的副本，每份副 本均视同原件，可对实际执行该副本的各当事人强制执行，且所有副本共同构成同一份文书。

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【本页下方特意留白】

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[Signature Page to Agreement dated November 11, 2020]

【于2020年11月11日  生效之协议的签署页】

Guangzhou Sino-Israel Bio-Industry Investment Fund (LLP)
广州中以生物产业投资基金合伙企业（有限合伙）

By: its General Partner, Guangzhou Elim Biotech Industrial Venture Capital Management Company
执行事务合伙人： 广州以琳生物产业创业投资管理有限公司

Authorized Representative
委托代表签字： _______________

Date: November 11, 2020
日期：2020年11月11日

InMode Ltd.

Legal Representative
法定代表人： _______________

Date: November 11, 2020
日期：2020年11月11日

Guangzhou InMode Medical Technology Ltd.
广州盈美特医疗科技有限公司

Legal Representative
法定代表人： _______________

Date: November 11, 2020
日期：2020年11月11日